Exhibit 10.13

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is made and entered into as of October 29, 2019, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and COMPASS THERAPEUTICS LLC and COMPASS THERAPEUTICS ADVISORS, INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

Borrowers and Bank arc parties to that certain Loan and Security Agreement dated as of March 30, 2018 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Pursuant to Section 6.2(a)(ii) of the Agreement, Borrowers are required to deliver to Bank then- audited consolidated and consolidating financial statements for each fiscal year (the “Audited Financials”) within 180 days alter the end of such fiscal year. In a letter issued by Bank to Borrowers dated as of February 13, 2019, Bank extended the due date for Borrowers to deliver their Audited Financials for their 2018 fiscal year to September 30, 2019. In a second letter issued by Bank to Borrowers dated as of August 13,2019, Bank further extended the due date for Borrowers to deliver their Audited Financials for their 2018 fiscal year to December 31, 2019. Bank hereby further extends the due date for Borrowers to deliver their Audited Financials for their 2018 fiscal year to May 31, 2020.

2)	Bank hereby agrees to refund to Borrowers the monthly payments of principal on the Term Loan made by Borrowers on October 1, 2019 pursuant to Section 2.1(b)(ii) of the Agreement. For the avoidance of doubt, such refunded amounts shall be deemed to be principal outstanding under Section 2.1(b) of the Agreement and shall be payable by Borrowers to Bank in accordance with the terms of Section 2.1 (b)(ii) of the Agreement, as amended by this Amendment.

3)	Section 2.1 (b)(ii) of the Agreement is hereby amended and restated, as follows:

(ii) Repayment. Interest shall accrue from the date of the Term Loan at the rate specified in Section 2.3(a) and shall be payable monthly on the first day of each month thereafter. Any amount of the Term Loan that is outstanding on the Interest Only End Date shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on April 1, 2020 and continuing on the first day of each month thereafter through the Maturity Date, at which time all amounts due in connection with the Term Loan and any other amounts due under this Agreement shall be immediately due and payable. The Term Loan, once repaid, may not be reborrowed.

Compass Therapeutics LLC – 3rd Amendment to LSA – Execution

4)	Section 6.7 of the Agreement is hereby amended and restated, as follows:

6.7 Financial Covenants. Borrowers shall maintain the financial covenant in subsection (a) below beginning on April 2, 2020 and continuing at all times thereafter if, but only if, Parent does not receive, after October 15,2019 but on or before April 1, 2020, net Cash proceeds of at least 840,000,000 from the sale or issuance of Parent’s equity securities.

(a) Minimum Cash at Bank. Borrowers shall maintain a balance of Cash at Bank of not less than $6,000,000, monitored on a daily basis.

5)	The following defined terns in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Interest Only End Date” means March 31, 2020.

“Liquidity Event” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of a Borrower and its Subsidiaries taken as a whole, (b) any reorganization, consolidation, merger or sale of the voting securities of a Borrower or any other transaction where the holders of a Borrower’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, or (c) the sale or issuance of a Borrower’s or its Affiliate’s equity securities in connection with an initial public offering, an alternative public offering, a reverse merger, or any similar transaction in which a Borrower or its Affiliate receives cash proceeds from such sale or issuance and a Borrower’s or its Affiliate’s equity-securities may thereafter be traded in a public market.

“Maturity Date” means March 1,2022.

6)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

8)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	payment of a $10,000 facility fee, which may be debited from any Borrower’s accounts;

c)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any Borrower’s accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

Compass Therapeutics LLC – 3rd Amendment to LSA – Execution

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMPASS THERAPEUTICS LLC

By:	/s/ Thomas J. Schuetz
Name:	Thomas J. Schuetz
Title:	CEO

COMPASS THERAPEUTICS ADVISORS, INC.

By:	/s/ Thomas J. Schuetz
Name:	Thomas J. Schuetz
Title:	CEO

PACIFIC WESTERN BANK

By:	/s/ Joseph Holmes Dague
Name:	Joseph Holmes Dague
Title:	Senior Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

Compass Therapeutics LLC – 3rd Amendment to LSA – Execution

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